Pilgrim’s Pride Reports Third Quarter 2023 Results with $4.4 Billion in Net Sales and Operating Income of $206.4 Million

GREELEY, Colo., October 25, 2023 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its third quarter 2023 financial results.

Third Quarter Highlights
•Net Sales of $4.4 billion.
•GAAP Net Income of $121.6 million and GAAP EPS of $0.51. Adjusted Net Income of $136.7 million or Adjusted EPS of $0.58.
•Consolidated GAAP operating income margin of 4.7%.
•Adjusted EBITDA of $324.0 million, or a 7.4% margin, with adjusted EBITDA margins of 7.0% in the U.S., 6.1% in the U.K. & Europe, and 12.4% in Mexico.
•Our global and diversified portfolio drove improved margins across all regions relative to prior quarter given results from operational excellence programs, continued partnership with Key Customers, and increased diversification through branded and differentiated offerings.
•The U.S. Fresh business continued to improve over prior quarters given sustained operational improvement and enhanced market fundamentals in Big Bird, growth with Key Customers in Case Ready, and strong performance in Small Bird. Our service levels for Key Customers remained outstanding despite disruptions from Hurricane Idalia to operations in the Southeastern United States.
•The U.S. Prepared Foods business increased its momentum through additional distribution, differentiated offerings, and promotional activities across both Retail and Food Service. Branded growth was a key driver as both Just Bare® and Pilgrim’s® collectively grew 65% year over year.
•The U.K. and Europe business continues on its profitability growth trajectory given further efficiencies from optimization of its manufacturing network, integration of back office support activities, and recovery of inflationary costs. Key Customer partnerships have created opportunities for future growth through branded innovation, long term supply arrangements, and new product development.
•Mexico experienced a strong quarter with continued improvement in live operations, grain and currency exchange favorability, and balanced market fundamentals. Diversification through branded growth remains robust as Pilgrim’s® retail offerings are up double digits relative to prior year and the recently launched Just Bare® brand continues to gain significant marketplace traction.
•Our growth projects to support Key Customers and further diversify our portfolio are progressing as planned as start up for our Athens, Georgia expansion has commenced and our construction of our new protein conversion plant in South Georgia remains on track.
•With the publication of our 2022 Sustainability Report in September, we reinforced our progress towards becoming a leader in the food and agriculture industry in ESG as we reduced our plant GHG emissions intensity by 20% and highlighted continued investments in our communities and team members through our Hometown Strong and Better Futures programs.

(Unaudited)	Three Months Ended				Nine Months Ended
	September 24, 2023	September 25, 2022	Y/Y Change		September 24, 2023	September 25, 2022	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,360.2	$4,469.0	(2.4)%		$12,833.9	$13,341.0	(3.8)%
U.S. GAAP EPS	$0.51	$1.08	(52.8)%		$0.79	$3.73	(78.8)%
Operating income	$206.4	$339.2	(39.2)%		$338.0	$1,254.1	(73.0)%
Adjusted EBITDA(1)	$324.0	$460.5	(29.6)%		$724.7	$1,585.5	(54.3)%
Adjusted EBITDA margin(1)	7.4%	10.3%	-2.9	pts	5.6%	11.9%	-6.3	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
“Throughout the quarter, we continued to strengthen our business through consistent application and execution of our strategies of Key Customer partnership, portfolio diversification, and operational excellence. Given our focus, profitability improved again relative to prior quarter across all regions despite uneven market conditions and persistent consumer inflation,” said Fabio Sandri, Pilgrim's Chief Executive Officer.
In the U.S., margins grew from the second quarter given further momentum in our operational excellence efforts and enhanced fundamentals in Big Bird. Margins were further aided by growth in promotional activity and increased distribution in Case Ready, along with strong performance in Small Bird. Prepared Foods generated growth in branded offerings as Just Bare® and Pilgrim’s® net sales collectively grew 65% compared to prior year.
“The U.S. Big Bird commodity business continued to drive sequential profitability improvements under volatile market conditions. Our action plans have driven meaningful progress in operational excellence and uncovered further improvement opportunities. Our Key Customer partnerships in both Case Ready and Small Bird have been remarkably beneficial as we strengthened our sales pipeline through service, quality, and higher value attributes. The expansion at our Athens complex remains on schedule as we’ve recently initiated production to accommodate Key Customer needs. The construction of our protein conversion facility in South Georgia is also progressing as planned,” remarked Sandri.
As for the U.K. and Europe business, profitability grew over 65% from the prior year given continued benefits from manufacturing network optimization, continued recovery of inflationary costs, and enhanced Key Customer partnerships.
“Over the past eighteen months, the team has demonstrated remarkable determination to further cultivate operational excellence in our production facilities and back office activities. When these efforts are combined with our Key Customer focus, innovation pipeline, and diversified offerings, the business has strengthened the foundation to drive further profitable growth,” said Sandri.
Mexico achieved strong, counter-seasonal results for the third quarter through a combination of improved live operations, grain and currency favorability, and enhanced supply and demand fundamentals.
“Our Mexico team has shown extraordinary ownership to overcome challenges in live operations through operational excellence over the past year. Given these efforts, the team was well positioned to drive profitable growth with Key Customers and further cultivate its branded presence throughout the quarter. Our investments in live expansion are tracking as planned and will simultaneously enable growth and reduce potential supply risks,” remarked Sandri.
Pilgrim’s provided an update on its journey to be an industry leader in sustainability in the publication of its 2022 Sustainability Report. The report described progress in GHG emissions reduction through usage of renewable energy, capital improvements, and plant management processes as well as the investments in communities and team members we serve through free college tuition, community centers, and agricultural programs.
“Over the past year, we’ve faced a demanding set of business circumstances. Nonetheless, we maintained a leadership mindset given the opportunity in food and agriculture to reduce emissions and to create a better future for our team members. I look forward to continuation of these efforts to achieve our vision of becoming the best and most respected company in our industry,” said Sandri.
Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, October 26th, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc231026.html

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs approximately 62,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Net Zero Programs
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 24, 2023	December 25, 2022
	(In thousands)
Cash and cash equivalents	$899,460	$400,988
Restricted cash and restricted cash equivalents	39,657	33,771
Trade accounts and other receivables, less allowance for credit losses	1,151,442	1,097,212
Accounts receivable from related parties	1,676	2,512
Inventories	1,996,720	1,990,184
Income taxes receivable	120,418	155,859
Prepaid expenses and other current assets	219,852	211,092
Total current assets	4,429,225	3,891,618
Deferred tax assets	26,165	1,969
Other long-lived assets	27,982	41,574
Operating lease assets, net	265,579	305,798
Intangible assets, net	832,271	846,020
Goodwill	1,243,173	1,227,944
Property, plant and equipment, net	3,103,421	2,940,846
Total assets	$9,927,816	$9,255,769

Accounts payable	$1,467,892	$1,587,939
Accounts payable to related parties	20,284	12,155
Revenue contract liabilities	75,168	34,486
Accrued expenses and other current liabilities	933,473	850,899
Income taxes payable	33,560	58,411
Current maturities of long-term debt	940	26,279
Total current liabilities	2,531,317	2,570,169
Noncurrent operating lease liabilities, less current maturities	201,699	230,701
Long-term debt, less current maturities	3,701,453	3,166,432
Deferred tax liabilities	346,556	364,184
Other long-term liabilities	55,568	71,007
Total liabilities	6,836,593	6,402,493
Common stock	2,619	2,617
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	1,975,434	1,969,833
Retained earnings	1,936,420	1,749,499
Accumulated other comprehensive loss	(292,210)	(336,448)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,077,576	2,840,814
Noncontrolling interest	13,647	12,462
Total stockholders’ equity	3,091,223	2,853,276
Total liabilities and stockholders’ equity	$9,927,816	$9,255,769

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In thousands, except per share data)
Net sales	$4,360,196	$4,468,969	$12,833,915	$13,341,012
Cost of sales	4,014,314	3,971,699	12,036,561	11,624,991
Gross profit	345,882	497,270	797,354	1,716,021
Selling, general and administrative expense	138,569	158,068	420,683	461,902
Restructuring activities	940	—	38,684	—
Operating income	206,373	339,202	337,987	1,254,119
Interest expense, net of capitalized interest	45,645	36,895	135,459	111,303
Interest income	(12,115)	(2,673)	(23,343)	(4,957)
Foreign currency transaction losses	8,924	54	43,462	14,348
Miscellaneous, net	(2,201)	(19,822)	(26,185)	(21,834)
Income before income taxes	166,120	324,748	208,594	1,155,259
Income tax expense	44,553	65,749	20,488	253,679
Net income	121,567	258,999	188,106	901,580
Less: Net income attributable to noncontrolling interests	289	647	1,185	674
Net income attributable to Pilgrim’s Pride Corporation	$121,278	$258,352	$186,921	$900,906

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	236,787	238,559	236,702	240,865
Effect of dilutive common stock equivalents	560	649	542	629
Diluted	237,347	239,208	237,244	241,494

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.51	$1.08	$0.79	$3.74
Diluted	$0.51	$1.08	$0.79	$3.73

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 24, 2023	September 25, 2022
	(In thousands)
Cash flows from operating activities:
Net income	$188,106	$901,580
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	307,414	300,962
Deferred income tax benefit	(46,808)	(48,611)
Gain on property disposals	(8,416)	(5,620)
Loan cost amortization	6,059	4,311
Stock-based compensation	5,236	5,982
Asset impairment	4,011	—
Accretion of discount related to Senior Notes	1,581	1,288
Loss on equity-method investments	330	1
Changes in operating assets and liabilities:
Trade accounts and other receivables	(65,183)	(211,827)
Inventories	(12,957)	(455,465)
Prepaid expenses and other current assets	(8,039)	(3,525)
Accounts payable, accrued expenses and other current liabilities	12,224	297,271
Income taxes	40,463	10,241
Long-term pension and other postretirement obligations	(1,700)	(3,128)
Other operating assets and liabilities	(22,723)	(2,847)
Cash provided by operating activities	399,598	790,613
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(432,339)	(342,588)
Proceeds from insurance recoveries	20,681	7,339
Proceeds from property disposals	17,188	14,607
Purchase of acquired business, net of cash acquired	—	(9,692)
Cash used in investing activities	(394,470)	(330,334)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	1,278,032	362,541
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(765,899)	(370,332)
Payments of capitalized loan costs	(10,275)	(3,070)
Payment of equity distribution under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	(1,592)	(1,961)
Purchase of common stock under share repurchase program	—	(199,553)
Cash provided by financing activities	500,266	(212,375)
Effect of exchange rate changes on cash and cash equivalents	(1,036)	(13,932)
Increase in cash, cash equivalents and restricted cash	504,358	233,972
Cash, cash equivalents and restricted cash, beginning of period	434,759	450,121
Cash, cash equivalents and restricted cash, end of period	$939,117	$684,093

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses, (2) costs related to litigation settlements, (3) restructuring activities losses, (4) transaction costs related to acquisitions, (5) property insurance recoveries for Mayfield, Kentucky tornado property damage losses, and (6) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In thousands)
Net income	$121,567	$258,999	$188,106	$901,580
Add:
Interest expense, net(a)	33,530	34,222	112,116	106,346
Income tax expense	44,553	65,749	20,488	253,679
Depreciation and amortization	104,300	98,966	307,414	300,962
EBITDA	303,950	457,936	628,124	1,562,567
Add:
Foreign currency transaction losses(b)	8,924	54	43,462	14,348
Litigation settlements(c)	10,500	19,300	34,700	28,282
Restructuring activities losses(d)	940	—	38,684	—
Transaction costs related to acquisitions(e)	—	—	—	972
Minus:
Property insurance recoveries for Mayfield tornado losses(f)	—	16,182	19,086	19,997
Net income attributable to noncontrolling interest	289	647	1,185	674
Adjusted EBITDA	$324,025	$460,461	$724,699	$1,585,498
(a)Interest expense, net, consists of interest expense less interest income.

(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(e)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(f)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

The summary unaudited consolidated income statement data for the twelve months ended September 24, 2023 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 25, 2022 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 25, 2022 and (2) the applicable unaudited consolidated income statement data for the nine months ended September 24, 2023.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	December 25, 2022	March 26, 2023	June 25, 2023	September 24, 2023	September 24, 2023
	(In thousands)
Net income (loss)	$(155,042)	$5,631	$60,908	$121,567	$33,064
Add:
Interest expense, net	37,298	39,062	39,524	33,530	149,414
Income tax expense (benefit)	25,256	(8,840)	(15,225)	44,553	45,744
Depreciation and amortization	102,148	98,257	104,857	104,300	409,562
EBITDA	9,660	134,110	190,064	303,950	637,784
Add:
Foreign currency transaction losses	16,469	18,143	16,395	8,924	59,931
Litigation settlements	5,804	11,200	13,000	10,500	40,504
Restructuring activities losses	30,466	8,026	29,718	940	69,150
Transaction costs related to acquisitions	(24)	—	—	—	(24)
Minus:
Property insurance recoveries for Mayfield tornado losses	(417)	19,086	—	—	18,669
Net income (loss) attributable to noncontrolling interest	(66)	444	452	289	1,119
Adjusted EBITDA	$62,858	$151,949	$248,725	$324,025	$787,557

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In thousands)
Net income	$121,567	$258,999	$188,106	$901,580	2.79%	5.80%	1.47%	6.76%
Add:
Interest expense, net	33,530	34,222	112,116	106,346	0.77%	0.77%	0.87%	0.80%
Income tax expense	44,553	65,749	20,488	253,679	1.02%	1.47%	0.16%	1.90%
Depreciation and amortization	104,300	98,966	307,414	300,962	2.39%	2.21%	2.39%	2.25%
EBITDA	303,950	457,936	628,124	1,562,567	6.97%	10.25%	4.89%	11.71%
Add:
Foreign currency transaction losses	8,924	54	43,462	14,348	0.20%	—%	0.33%	0.10%
Litigation settlements	10,500	19,300	34,700	28,282	0.24%	0.43%	0.27%	0.21%
Restructuring activities losses	940	—	38,684	—	0.02%	—%	0.30%	—%
Transaction costs related to business acquisitions	—	—	—	972	—%	—%	—%	0.01%
Minus:
Property insurance recoveries for Mayfield tornado losses	—	16,182	19,086	19,997	—%	0.36%	0.15%	0.15%
Net income attributable to noncontrolling interest	289	647	1,185	674	0.01%	0.01%	0.01%	0.01%
Adjusted EBITDA	$324,025	$460,461	$724,699	$1,585,498	7.42%	10.31%	5.63%	11.87%

Net sales	$4,360,196	$4,468,969	$12,833,915	$13,341,012	$4,360,196	$4,468,969	$12,833,915	$13,341,012

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	September 24, 2023				September 25, 2022
	U.S.	U.K. & Europe	Mexico	Total	U.S.	U.K. & Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$31,124	$35,743	$54,700	$121,567	$250,744	$18,289	$(10,034)	$258,999
Add:
Interest expense, net(a)	42,331	(649)	(8,152)	33,530	34,537	457	(772)	34,222
Income tax expense (benefit)	20,953	5,550	18,050	44,553	68,927	(667)	(2,511)	65,749
Depreciation and amortization	63,052	35,927	5,321	104,300	60,868	32,210	5,888	98,966
EBITDA	157,460	76,571	69,919	303,950	415,076	50,289	(7,429)	457,936
Add:
Foreign currency transaction losses (gains)(b)	6,168	2,933	(177)	8,924	69	(1,809)	1,794	54
Litigation settlements(c)	10,500	—	—	10,500	19,300	—	—	19,300
Restructuring activities losses(d)	—	940	—	940	—	—	—	—
Minus:
Property insurance recoveries for Mayfield tornado losses(e)	—	—	—	—	16,182	—	—	16,182
Net income attributable to noncontrolling interest	—	—	289	289	—	—	647	647
Adjusted EBITDA	$174,128	$80,444	$69,453	$324,025	$418,263	$48,480	$(6,282)	$460,461
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(e)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Nine Months Ended				Nine Months Ended
	September 24, 2023				September 25, 2022
	U.S.	U.K. & Europe	Mexico	Total	U.S.	U.K. & Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$(43,801)	$68,485	$163,422	$188,106	$793,597	$18,551	$89,432	$901,580
Add:
Interest expense, net(a)	127,234	(1,470)	(13,648)	112,116	105,847	1,493	(994)	106,346
Income tax expense (benefit)	(9,895)	4,743	25,640	20,488	242,342	(12,383)	23,720	253,679
Depreciation and amortization	187,048	103,483	16,883	307,414	181,247	101,475	18,240	300,962
EBITDA	260,586	175,241	192,297	628,124	1,323,033	109,136	130,398	1,562,567
Add:
Foreign currency transaction losses (gains)(b)	55,027	835	(12,400)	43,462	18,642	(3,450)	(844)	14,348
Litigation settlements(c)	34,700	—	—	34,700	28,282	—	—	28,282
Restructuring activities losses(d)	—	38,684	—	38,684	—	—	—	—
Transaction costs related to acquisitions(e)	—	—	—	—	847	125	—	972
Minus:
Property insurance recoveries for Mayfield tornado losses(f)	19,086	—	—	19,086	19,997	—	—	19,997
Net income attributable to noncontrolling interest	—	—	1,185	1,185	—	—	674	674
Adjusted EBITDA	$331,227	$214,760	$178,712	$724,699	$1,350,807	$105,811	$128,880	$1,585,498
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(e)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(f)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In thousands)
GAAP operating income, U.S. operations	$101,382	$338,548	$110,541	$1,146,821
Litigation settlements	10,500	19,300	34,700	28,282
Transaction costs related to acquisitions	—	—	—	972
Property insurance recoveries for Mayfield tornado losses	—	(16,182)	—	(19,997)
Adjusted operating income, U.S. operations	$111,882	$341,666	$145,241	$1,156,078

Adjusted operating income margin, U.S. operations	4.5%	12.0%	2.0%	13.9%

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In thousands)
GAAP operating income, U.K. and Europe operations	$42,809	$14,198	$70,583	$406
Transaction costs related to acquisitions	—	—	—	—
Restructuring activities losses	940	—	38,684	—
Adjusted operating income, U.K. and Europe operations	$43,749	$14,198	$109,267	$406

Adjusted operating income margin, U.K. and Europe operations	3.3%	1.2%	2.8%	—%

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In thousands)
GAAP operating income (loss), Mexico operations	$62,182	$(13,558)	$157,076	$106,850
No adjustments	—	—	—	—
Adjusted operating income (loss), Mexico operations	$62,182	$(13,558)	$157,076	$106,850

Adjusted operating income (loss) margin, Mexico operations	11.1%	(3.2)%	9.8%	7.7%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In percent)
GAAP operating income margin, U.S. operations	4.1%	11.9%	1.5%	13.8%
Litigation settlements	0.4%	0.7%	0.5%	0.3%
Transaction costs related to acquisitions	—%	—%	—%	—%
Property insurance recoveries for Mayfield tornado losses	—%	(0.6)%	—%	(0.2)%
Adjusted operating income margin, U.S. operations	4.5%	12.0%	2.0%	13.9%

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In percent)
GAAP operating income margin, U.K. and Europe operations	3.3%	1.2%	1.8%	—%
Transaction costs related to acquisitions	—%	—%	—%	—%
Restructuring activities losses	—%	—%	1.0%	—%
Adjusted operating income margin, U.K. and Europe operations	3.3%	1.2%	2.8%	—%

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In percent)
GAAP operating income margin, Mexico operations	11.1%	(3.2)%	9.8%	7.7%
No adjustments	—%	—%	—%	—%
Adjusted operating income margin, Mexico operations	11.1%	(3.2)%	9.8%	7.7%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income (loss) attributable to Pilgrim's certain items of expense and deducting from Net income (loss) attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$121,278	$258,352	$186,921	$900,906
Add:
Foreign currency transaction losses	8,924	54	43,462	14,348
Litigation settlements	10,500	19,300	34,700	28,282
Restructuring activities losses	940	—	38,684	—
Transaction costs related to acquisitions	—	—	—	972
Minus:
Property insurance recoveries for Mayfield tornado losses	—	16,182	19,086	19,997
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	141,642	261,524	284,681	924,511
Net tax impact of adjustments(a)	(4,927)	(790)	(23,657)	(5,880)
Adjusted net income attributable to Pilgrim's	$136,715	$260,734	$261,024	$918,631
Weighted average diluted shares of common stock outstanding	237,347	239,208	237,244	241,494
Adjusted net income attributable to Pilgrim's per common diluted share	$0.58	$1.09	$1.10	$3.80
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In thousands, except per share data)
GAAP EPS	$0.51	$1.08	$0.79	$3.73
Add:
Foreign currency transaction losses	0.04	—	0.18	0.06
Litigation settlements	0.04	0.08	0.15	0.12
Restructuring activities losses	—	—	0.16	—
Transaction costs related to acquisitions	—	—	—	—
Minus:
Property insurance recoveries for Mayfield tornado losses	—	0.07	0.08	0.08
Adjusted EPS before tax impact of adjustments	0.59	1.09	1.20	3.83
Net tax impact of adjustments(a)	(0.01)	—	(0.10)	(0.03)
Adjusted EPS	$0.58	$1.09	$1.10	$3.80

Weighted average diluted shares of common stock outstanding	237,347	239,208	237,244	241,494
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,488,317	$2,836,920	$7,367,093	$8,318,007
U.K. and Europe	1,312,205	1,203,095	3,862,219	3,640,129
Mexico	559,674	428,954	1,604,603	1,382,876
Total net sales	$4,360,196	$4,468,969	$12,833,915	$13,341,012

Sources of cost of sales by geographic region of origin:
U.S.	$2,317,661	$2,391,612	$7,044,003	$6,906,059
U.K. and Europe	1,216,258	1,150,626	3,595,051	3,479,626
Mexico	480,395	429,475	1,397,294	1,239,348
Elimination	—	(14)	213	(42)
Total cost of sales	$4,014,314	$3,971,699	$12,036,561	$11,624,991

Sources of gross profit by geographic region of origin:
U.S.	$170,656	$445,308	$323,090	$1,411,948
U.K. and Europe	95,947	52,469	267,168	160,503
Mexico	79,279	(521)	207,309	143,528
Elimination	—	14	(213)	42
Total gross profit	$345,882	$497,270	$797,354	$1,716,021

Sources of operating income (loss) by geographic region of origin:
U.S.	$101,382	$338,548	$110,541	$1,146,821
U.K. and Europe	42,809	14,198	70,583	406
Mexico	62,182	(13,558)	157,076	106,850
Elimination	—	14	(213)	42
Total operating income	$206,373	$339,202	$337,987	$1,254,119